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                                                                     EXHIBIT 21

                      Subsidiaries of Hycor Biomedical Inc.

                                                  State of
                  Name                            Incorporation
                  ----                            -------------
         Hycor Biomedical GmbH                    Germany
         Hycor Biomedical SAS                     France
         Cogent Diagnostics Limited               Scotland
         Hycor International Inc.                 US Virgin Islands